Exhibit 10.4
Certain confidential information (indicated by [***]) has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

GREEN DOT CORPORATION
NOTICE OF INDUCEMENT PERFORMANCE- BASED RESTRICTED STOCK UNIT AWARD
Unless otherwise defined herein, the terms defined in the Green Dot Corporation (the “Company”) 2010 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).
Name:  Dan Henry
You (you or “Participant”) have been granted an award of Restricted Stock Units (“PRSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Award Agreement (Performance – Based Restricted Stock Units) (hereinafter “PRSU Agreement”).

Target Number of PRSUs:	125,891
Grant Date:	March 25, 2020
Expiration Date:	The date on which settlement of all PRSUs granted hereunder occurs, subject to earlier expiration in accordance with the terms of the Award Agreement and Exhibit A attached thereto.
Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the PRSU Agreement, the PRSUs will vest in accordance with the schedule set forth on Exhibit A.
You understand that your employment with the Company is subject to your Employment Agreement. You acknowledge that the vesting of the PRSUs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company, except as otherwise expressly provided herein. You also understand that this Notice is subject to the terms and conditions of both the PRSU Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the PRSU Agreement and the Plan.

PARTICIPANT:	GREEN DOT CORPORATION
Signature: /s/ Dan Henry	By: /s/ John C. Ricci
Print Name: Dan Henry	Its: General Counsel and Secretary

GREEN DOT CORPORATION
INDUCEMENT AWARD AGREEMENT (PERFORMANCE RESTRICTED STOCK UNITS)
Unless otherwise defined herein, the terms defined in the Green Dot Corporation (the “Company”) 2010 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (Performance Restricted Stock Units) (the “Agreement”), except to the extent defined in that certain employment agreement by and between the Company and Dan Henry (the “Employment Agreement”). This Award is not being made pursuant to the terms of the Plan, but shall be subject to the terms of the Plan as if granted thereunder and such terms shall be deemed incorporated herein by reference and made a part of this inducement grant. This Award is instead being made pursuant to Section 303A.08 of the New York Stock Exchange Listed Company Manual in connection with the Participant’s commencement of service as Chief Executive Officer of the Company.
You have been granted performance-based Restricted Stock Units (“PRSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.
1.Settlement. Settlement of PRSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of PRSUs shall be in Shares.
2.No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested PRSUs, Participant shall have no ownership of the Shares allocated to the PRSUs and shall have no right dividends or to vote such Shares.
3.Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant.
4.No Transfer. The PRSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.
5.Termination. If Participant’s service Terminates for Cause by the Company or without Good Reason by Participant (including due to death or Disability), all unvested PRSUs shall be forfeited to the Company forthwith, and all rights of Participant to such PRSUs shall immediately terminate. Notwithstanding anything in the Notice or this Award Agreement to the contrary, upon the termination of Participant’s employment without Cause by the Company or by you for Good Reason (each as such term is defined in the Employment Agreement), the PRSUs shall become vested in accordance with the terms of Section 10(b)(v) of the Employment Agreement. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

6.U.S. Tax Consequences. Participant acknowledges that there will be tax consequences upon settlement of the PRSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition. Upon vesting of the PRSU, Participant will include in income the fair market value of the Shares subject to the PRSU. The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law. Further, a PRSU may be considered a deferral of compensation that may be subject to Section 409A of the Code. Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this PRSU with respect to distribution of any deferred compensation. You should consult your personal tax advisor for more information on the actual and potential tax consequences of this PRSU.
7.Acknowledgement. The Company and Participant agree that the Option is granted under and governed by the Notice, this Agreement and by the applicable provisions of the Employment Agreement and the Plan (each as incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the PRSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
8.Entire Agreement; Enforcement of Rights. This Agreement, the Employment Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the acquisition of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
9.Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.
10.Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
11.Recoupment. This Policy is subject to the terms and conditions of the Compensation Recovery Policy adopted by the Committee in April 2017, as it may be amended from time to time, and any of the Company’s other applicable recoupment or clawback policies (as previously adopted, and as may be amended or restated from time to time). Notwithstanding the foregoing, the Company may, in its sole discretion, implement any recoupment or clawback policies or make any changes to any of the Company’s existing recoupment or clawback policies, as the Company deems necessary or advisable in order to comply with applicable law or regulatory guidance (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act).
12.No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.
By your signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this PRSU is governed by the terms and conditions of the Plan (as if granted thereunder), the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

Exhibit A
Vesting Schedule
Performance-Based Restricted Stock Unit (“PRSU”) Grant
Dan Henry PRSU Grant, dated March 25, 2020
Terms not otherwise defined in this Exhibit A shall have the meaning ascribed to them in the Plan or the Award Agreement to which this Exhibit A is attached, as applicable.
The Shares subject to the PRSU shall vest subject to (I) the Company’s achievement of the Earnings Per Share Target (as determined and certified by the Company’s Compensation Committee) set forth below and (II) Participant’s continued employment with the Company through the date the Compensation Committee certifies achievement of the Earnings Per Share Target, at which time, (x) twenty-five percent (25%) of the Percentage Target PRSUs will become immediately vested and settled, and (y) the remaining seventy-five percent (75%) of such Percentage Target PRSUs will become immediately vested and settled in equal annual installments over the next three years on each December 15 such that all Shares subject to this PRSU shall be fully vested on December 15, 2023, subject to Participant’s continued employment hereunder through each such anniversary date. Notwithstanding the foregoing, if the Percentage Target PRSUs are 0%, all PRSUs will immediately terminate without payment on the first anniversary of the Grant Date.
The determination of whether the Earnings Per Share target has been satisfied will be made by the Company’s Compensation Committee of the Board (with such determination to be made not later than March 15, 2021).

Earnings Per Share Target:	$[***]

Earnings Per Share*	Percentage Target PRSUs to Vest
Less than $[***]	[***]%
$[***]	[***]%
$[***]	[***]%
$[***] to $[***]	[***]%
$[***]	[***]%
$[***] or greater	[***]%
___________
* Rounded to the nearest whole cent
Notwithstanding anything in the Notice or this Award Agreement to the contrary, upon the termination of Participant’s employment without Cause by the Company or by Participant for Good Reason (each as such term is defined in the Employment Agreement), this PRSU shall become vested and exercisable in accordance with the terms of Section 10(b)(v) of the Employment Agreement.

Definitions/Principles
“Earnings Per Share” will be calculated as non-GAAP EPS (as defined below) [and shall exclude the impact of Shares repurchased by the Company in calendar year 2020.
“Earnings Per Share Target” is the applicable dollar amount derived from the calculation in the EPS Table above.
“Goal” means the amount of non-GAAP EPS that the Compensation Committee determined on the Grant Date as the goal under this PRSU and has communicated to the Participant upon notifying the Participant of this PRSU award.
“Non-GAAP EPS” means GAAP net income for the year ending December 31, 2020 reflected in the Company’s consolidated statements of income excluding (i) employee stock-based compensation expense and related employer payroll taxes, (ii) amortization of acquired intangibles, (iii) change in fair value of contingent consideration, (iv) transaction costs, (v) impairment charges, (vi) amortization of deferred financing costs, (vii) impairment charges, (viii) extraordinary severance expenses, and (ix) other income and expense that the Compensation Committee determines are not reflective of ongoing operating results, each tax effected using the Company’s year-to-date effective tax rate, divided by the diluted weighted-average shares issued and outstanding for the year ending December 31, 2020 reflected in the Company’s consolidated statements of income after giving effect to the assumed conversion of weighted-average shares of preferred stock for that period.  The items to be excluded for purposes of computing non-GAAP EPS under clause (ix) are subject to the review and approval of the Compensation Committee.
“Percentage Target PRSUs” means the Target PRSUs multiplied by the percentage set forth in the EPS Table above in the column captioned “Percentage Target PRSUs to Vest” that corresponds to the Earnings Per Share Target that the Company’s Compensation Committee determines and certifies as provided above. To the extent the Compensation Committee determines and certifies that the Earnings Per Share generated by the Company for the Performance Period is in between Earnings Per Share Targets, the percentage to be used to calculate the Percentage Target PRSUs shall be determined by the Compensation Committee through interpolation.
“Performance Period” means January 1, 2020 through December 31, 2020.
“Target PRSUs” means the number of shares of Common Stock associated with the PRSU grant as determined by the Compensation Committee, and as set forth in the notice of grant as being the “Target Number of PRSUs.”